Exhibit 99.1

Palmer Square Capital BDC Inc. Announces First Quarter 2024 Financial Results and Declares
Second Quarter 2024 Base Dividend Distribution of $0.42 Per Share

MISSION WOODS, Kansas, May 7, 2024 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the first quarter ended March 31, 2024.

Financial and Operating Highlights

●	Total investment income of $34.8 million for the first quarter of 2024, compared to $26.2 million for the prior year period

●	Net investment income of $16.3 million or $0.52 per share for the first quarter of 2024, as compared to $13.6 million or $0.55 per share for the comparable period last year

●	Net asset value of $17.16 per share as of March 31, 2024, compared to $17.04 per share as of December 31, 2023

●	Total net realized and unrealized gains of $6.6 million for the first quarter of 2024, compared to $14.5 million in the first quarter of 2023

●	As of March 31, 2024, total assets were $1.4 billion and total net assets were $559 million

●	Debt-to-equity as of March 31, 2024 was 1.42x, compared to 1.39x as of December 31, 2023

●	Paid cash distributions to stockholders totaling $0.49 per share for the first quarter of 2024

●	Declared a second quarter regular base dividend distribution of $0.42 per share payable on July 16, 2024 to shareholders of record as of June 28, 2024

“Palmer Square Capital BDC generated strong first quarter results demonstrating the power of our differentiated investment strategy that enables us to capitalize on opportunities across both the syndicated and private credit markets,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “Due to our high-quality portfolio of shorter duration and liquid credits, our team remains confident in our ability to navigate any market environment while opportunistically rotating investments with agility. Looking ahead, we believe that we are strategically positioned to deliver industry-leading credit performance with compelling risk-adjusted returns for our shareholders.”

$ in thousands, except per share data	For the Quarter Ended
Financial Highlights	3/31/24	12/31/23	3/31/23
Net Investment Income Per Share[1]	$0.52	$0.58	$0.55
Net Investment Income	$16,318	$15,391	$13,593
NAV Per Share	$17.16	$17.04	$16.12
Dividends Earned Per Share[2]	$0.49	$0.54	$0.52

Portfolio Highlights	3/31/24		12/31/23		3/31/23
Total Fair Value of Investments	$1,393,192		$1,108,811		$1,042,644
Number of Industries	39		38		40
Number of Portfolio Companies	211		191		169
Portfolio Yield[3]	10.11%		10.51%		11.25%
Senior Secured Loan[4]	96%		96%		96%
Investments on Non-Accrual	0%		0%		0%
Total Return[5]	3.70%		4.88%		7.75%
Debt-to-Equity	1.42	x	1.39	x	1.53	x

1.	Net investment income for the period divided by the weighted average share count for the period.
2.	Dividend amount reflects dividend earned in period.
3.	Weighted average total yield of debt and income producing securities at fair value.
4.	As a percentage of long-term investments, at fair value.
5.	Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of March 31, 2024, we had 256 investments  in 211 portfolio companies with an aggregate fair value of approximately $1.3 billion. Based on a total fair value of $1.4 billion, including short term investments, the portfolio consisted of 87.0% first lien senior secured debt investments, 4.3% second lien senior secured debt investments, 0.3% corporate bond investments, 3.8% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, and 4.6% short-term investments.

As of March 31, 2024, 98% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the first quarter, all debt and short-term investments were income producing, and there were no loans on non-accrual status. As of March 31, 2024, the weighted average total yield to maturity of debt and income producing securities at fair value was 10.11%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 9.12%.

For the first quarter of 2024, the principal amount of new investments funded was $346 million across 36 investments. For this period, the Company had $69.6 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of March 31, 2024, the Company had $8.3 million in cash and cash equivalents and approximately $798.3 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $110.0 million compared to $30.8 million of undrawn investment commitments as of March 31, 2024.

Recent Developments

On April 24, 2024, PSBD, along with Bank of America as arranging partner, priced Palmer Square BDC CLO I (“PSBD CLO”), a $400.5 million CLO secured by broadly syndicated loans held by PSBD. The CLO will have a reinvestment period through 2029 and will mature in 2037, with flexibility to refinance if spreads tighten in the future. The offering is scheduled to close on May 23, 2024. PSBD will use the PSBD CLO as a source of long-term balance sheet financing of its portfolio investments. In connection with the closing of the offering, PSBD will transfer broadly syndicated loans (the “Collateral Loans”) held by it to PSBD CLO and receive the equity and economic residual interests in PSBD CLO in partial consideration thereof. In turn, PSBD CLO will issue notes secured by the Collateral Loans held by it to one or more institutional investors. The net cash proceeds from the sale of the notes by PSBD CLO are then used by PSBD CLO to pay PSBD for the balance of the purchase price of the Collateral Loans.

On May 7, 2024, PSBD’s Board of Directors announced that it had declared a second quarter regular base dividend distribution of $0.42 per share payable on July 16, 2024, to shareholders of record as of June 28, 2024. We expect to announce an additional quarterly supplemental dividend distribution for the second quarter of 2024 in June.

Earnings Conference Call

The Company will host a conference call on Tuesday, May 7, 2024 at 12:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

●	United States: +1 (888) 596-4144

●	International: +1 (646) 968-2525

●	Event Plus Entry Passcode: 1803382#

●	Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions; the prospects of our portfolio companies; and the expected closing of the PSBD CLO offering. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors
Andy Wedderburn-Maxwell
Palmer Square Capital BDC Inc.

+1 (913)-386-9006
Investors@palmersquarebdc.com

Media
Josh Clarkson
Prosek Partners
PSBD@prosek.com

Financial Highlights

	For the Three Months Ended
	March 31,
	2024	2023
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$17.04	$14.96

Results of Operations:
Net Investment Income(1)	0.52	0.55
Net Realized and Unrealized Gain (Loss) on Investments(4)	0.09	0.61
Net Increase (Decrease) in Net Assets Resulting from Operations	0.61	1.16

Net Decrease in Net Assets Resulting from Distributions	(0.49)	-

Net Asset Value, End of Period	$17.16	$16.12

Shares Outstanding, End of Period	32,552,794	24,975,302

Ratio/Supplemental Data
Net assets, end of period	$558,537,164	$402,636,029
Weighted-average shares outstanding	31,594,552	24,591,581
Total Return(3)	3.70%	7.75%
Portfolio turnover	6%	7%
Ratio of operating expenses to average net assets without waiver(2)	13.70%	13.42%
Ratio of operating expenses to average net assets with waiver(2)	13.66%	13.17%
Ratio of net investment income (loss) to average net assets without waiver(2)	12.03%	13.97%
Ratio of net investment income (loss) to average net assets with waiver(2)	12.07%	14.22%

(1)	The per common share data was derived by using weighted average shares outstanding.

(2)	The ratios reflect an annualized amount.

(3)	Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

(4)	Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	March 31, 2024	December 31, 2023
Assets:	(Unaudited)
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,435,202,874 and $1,159,135,422, respectively)	$1,393,192,087	$1,108,810,753
Cash and cash equivalents	8,255,216	2,117,109
Receivables:
Receivable for sales of investments	84,257	97,141
Receivable for paydowns of investments	450,778	344,509
Due from investment adviser	84,627	1,718,960
Dividend receivable	357,253	301,637
Interest receivable	10,032,505	8,394,509
Prepaid expenses and other assets	85,517	30,100
Total Assets	$1,412,542,240	$1,121,814,718

Liabilities:
Credit facilities, net (1)	$795,184,728	$641,828,805
Payables:
Payable for investments purchased	37,584,094	14,710,524
Distributions payable	15,950,869	-
Management fee payable	2,416,239	2,252,075
Incentive fee payable	1,924,752	-
Accrued other general and administrative expenses	944,394	1,067,921
Total Liabilities	$854,005,076	$659,859,325

Commitments and contingencies (2)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 32,552,794 and 27,102,794, issued and outstanding as of March 31, 2024 and December 31, 2023	$32,553	$27,103
Additional paid-in capital	610,310,156	520,663,106
Total distributable earnings (accumulated deficit)	(51,805,545)	(58,734,816)
Total Net Assets	$558,537,164	$461,955,393
Total Liabilities and Net Assets	$1,412,542,240	$1,121,814,718
Net Asset Value Per Common Share	$17.16	$17.04

The accompanying notes are an integral part of these consolidated financial statements.

(1)	Security or portion thereof held within Palmer Square BDC Funding I, LLC (“PS BDC Funding”) and is pledged as collateral supporting the amounts outstanding under a revolving credit facility with Bank of America, N.A. (“BofA N.A.”) (see Note 6 to the consolidated financial statements).

(2)	As of March 31, 2024 and December 31, 2023, the Company had an aggregate of $30.8 million and $20.1 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of March 31, 2024 and December 31, 2023, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

	For the Three Months Ended March 31
	2024	2023
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$33,259,959	$25,452,738
Dividend income	1,254,696	676,868
Other income	270,288	55,896
Total investment income from non-controlled, non-affiliated investments	34,784,943	26,185,502
Total Investment Income	34,784,943	26,185,502

Incentive fees	1,924,752	-
Interest expense	13,178,830	10,322,130
Management fees	2,416,239	1,912,228
Professional fees	237,943	211,994
Directors fees	37,295	18,493
Other general and administrative expenses	722,166	367,006
Total Expenses	18,517,225	12,831,851
Less: Management fee waiver	(50,511)	(239,028)
Net expenses	18,466,714	12,592,823
Net Investment Income (Loss)	16,318,229	13,592,679

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(1,736,331)	(317,446)
Total net realized gains (losses)	(1,736,331)	(317,446)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	8,298,242	14,813,089
Total net change in unrealized gains (losses)	8,298,242	14,813,089
Total realized and unrealized gains (losses)	6,561,911	14,495,643

Net Increase (Decrease) in Net Assets Resulting from Operations	$22,880,140	$28,088,322

Per Common Share Data:
Basic and diluted net investment income per common share	$0.52	$0.55
Basic and diluted net increase (decrease) in net assets resulting from operations	$0.72	$1.14
Weighted Average Common Shares Outstanding - Basic and Diluted	31,594,552	24,591,581

The accompanying notes are an integral part of these consolidated financial statements.

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Three Months Ended March 31,
	2024	2023

New investments:
Gross investments	$346,482,823	$63,457,688
Less: sold investments	(69,556,336)	(102,138,907)
Total new investments	276,926,487	(38,681,219)

Principal amount of investments funded:
First-lien senior secured debt investments	$312,111,711	$63,457,688
Second-lien senior secured debt investments	10,797,500	-
Collateralized securities and structured products - debt	23,573,612	-
CLO Equity	-	-
Total principal amount of investments funded	346,482,823	63,457,688

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	54,991,776	99,163,344
Second-lien senior secured debt investments	9,060,000	-
Corporate Bonds	-	-
Convertible bonds	-	-
CLO Equity	4,254,628	96,089
Collateralized securities and structured products - debt	1,249,932	2,879,474
Common Stock	-	-
Total principal amount of investments sold or repaid	69,556,336	102,138,907

	For the Three Months Ended March 31,
	2024	2023

Number of new investment commitments	36	15
Average new investment commitment amount	$4,052,057	$3,742,311
Weighted average maturity for new investment commitments	6.18 years	5.52 years
Percentage of new debt investment commitments at floating rates	100.00%	100.00%
Percentage of new debt investment commitments at fixed rates	0.00%	0.00%
Weighted average interest rate of new investment commitments(1)	10.19%	9.71%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.81%	4.88%
Weighted average interest rate on long-term investments sold or paid down	7.99%	8.09%

(1)	New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.

(2)	Variable rate loans bear interest at a rate that may be determined by reference to either a) LIBOR (which can include one-, two-, three- or six-month LIBOR) or b) the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).